BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294 fax

New Issue Computational Materials

$444,125,000 (Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-PC1
Issuer

Asset-Backed Certificates, Series 2006-PC1

Bear Stearns Asset Backed Securities I LLC
Depositor

EMC Mortgage Corporation
Sponsor and Master Servicer

January 17, 2006

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294 fax

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 4)

$444,125,000 (Approximate)
Bear Stearns Asset Backed Securities I Trust 2006-PC1
Asset-Backed Certificates, Series 2006-PC1

Bear Stearns Asset Backed Securities I LLC
Depositor

EMC Mortgage Corporation
Sponsor and Master Servicer

Transaction Highlights

Characteristics of the Certificates (1), (2), (3), (4), (5), (6)

Classes	Sizes	Initial CE %	CE% On/after Stepdown Date	Coupon	Avg Life To Call (years)	Principal Lockout (months)	Principal Window (months)	Last Sch. Distribution Date	Ratings Moody’s/S&P
Class A-1	$240,997,000	[27.60%]	[55.20%]	Floating	[1.000]	0	24	[02/25/29]	Aaa / AAA
Class A-2	89,107,000	[27.60%]	[55.20%]	Floating	[3.000]	23	51	[09/25/34]	Aaa / AAA
Class A-3	13,796,000	[27.60%]	[55.20%]	Floating	[6.153]	73	1	[12/25/35]	Aaa / AAA
Class M-1	25,650,000	[22.20%]	[44.40%]	Floating	[5.213]	52	22	[12/25/35]	Aa1 / AA+
Class M-2	17,338,000	[18.55%]	[37.10%]	Floating	[4.748]	46	28	[12/25/35]	Aa2 / AA
Class M-3	10,450,000	[16.35%]	[32.70%]	Floating	[4.586]	44	30	[12/25/35]	Aa3 / AA-
Class M-4	18,525,000	[12.45%]	[24.90%]	Floating	[4.477]	41	33	[12/25/35]	A2 / A
Class M-5	7,837,000	[10.80%]	[21.60%]	Floating	[4.401]	40	34	[12/25/35]	A3 / A-
Class M-6	7,600,000	[9.20%]	[18.40%]	Floating	[4.368]	39	35	[12/25/35]	Baa1 / BBB+
Class M-7	6,650,000	[7.80%]	[15.60%]	Floating	[4.343]	39	35	[12/25/35]	Baa2 / BBB
Class M-8	6,175,000	[6.50%]	[13.00%]	Floating	[4.312]	38	36	[12/25/35]	Baa3 / BBB-
Class M-9	6,650,000	[5.10%]	[10.20%]	Floating	[4.301]	Not	offered	hereby	Ba1 / BB+
Notes:
(1)
The Certificate sizes are approximate and subject to a variance of +/- 10%. The principal balances of the Certificates are calculated using the expected scheduled principal balances of the mortgage loans as of the Cut-off Date. The final sizes of the Certificates will be based on the final aggregate principal balances of the mortgage loans as of the Cut-off Date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool.

(2)	Certificates are priced to the 10% optional clean-up call.
(3)	Based on the pricing prepayment speed described herein.
(4)	The Class A Certificates and Class M Certificates are subject to a Net WAC Rate Cap.
(5)	The coupon for each class of Certificates is equal to the lesser of (a) One-month LIBOR plus the related margin and (b) the Net WAC Rate Cap.
(6)
After the Optional Termination Date, the margins on each of the Class A-2 Certificates and Class A-3 Certificates will increase to 2.0 times their related initial margins; and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase to 1.5 times their related initial margins.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 5)

Depositor:	Bear Stearns Asset Backed Securities I LLC.

Originator:	People’s Choice Home Loans, Inc.

Master Servicer, Mortgage Loan Seller and Mortgage Loan Sponsor:	EMC Mortgage Corporation.

Trustee:	LaSalle Bank National Association.

Custodian:	LaSalle Bank National Association.

Underwriter:	Bear, Stearns & Co. Inc.

Derivative Administrator:	LaSalle Bank National Association.

Supplemental Interest Trust Trustee:	LaSalle Bank National Association.

Swap Provider:	[TBD].

Cap Provider:	[TBD].

Offered Certificates:
Approximately $343,900,000 senior floating-rate Certificates (the “Class A Certificates”) and approximately $100,225,000 mezzanine floating-rate Certificates (the “Class M Certificates”; and except for the Class M-9 Certificates, together with the Class A Certificates, the “Offered Certificates”). The Offered Certificates are backed by adjustable-rate and fixed-rate, first lien, closed-end, subprime mortgage loans (the “Mortgage Loans”).

Non-Offered Certificates:	The Class M-9, Class CE, Class P and Class R Certificates will not be publicly offered.

Collateral:
As of the Cut-off Date, the Mortgage Loans consisted of approximately 2,072 fixed and adjustable-rate, first lien, closed-end subprime mortgage loans totaling approximately $496,724,455. However, the characteristics of the Mortgage Loans as described herein and in the attached collateral tables may differ from the final pool as of the Closing Date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the Closing Date, such characteristics being subject to a variance of not more than plus or minus 10%.

Expected Pricing Date:	On or about January [19], 2006.

Closing Date:	On or about January 30, 2006.

Cut-off Date:	The close of business on January 1, 2006.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in February 2006.

Record Date:
For each class of Offered Certificates, the business day preceding the applicable Distribution Date so long as such class of certificates are in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable Distribution Date.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 6)

Delay Days:	0 (zero) days on all Offered Certificates.

Determination Date:
The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Interest Accrual Period:
For any Distribution Date with respect to the Offered Certificates, is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Offered Certificates will initially settle flat (no accrued interest).

Prepayment Period:
The Prepayment Period with respect to any Distribution Date is the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

ERISA Considerations:
It is expected that the Offered Certificates will be ERISA eligible after the termination of the Supplemental Interest Trust which holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

Legal Investment:	It is anticipated that the Class A, Class M-1, Class M-2 and Class M-3 will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Tax Matters:	The Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.

Optional Termination:
At its option, the majority holder of the Class CE Certificates may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of Mortgage Loans remaining in the trust, as of the last day of the related Due Period has been reduced to less than 10% of the principal balance of the Mortgage Loans as of the Cut-off Date. If the majority holder of the Class CE Certificates does not exercise such right, then the Master Servicer may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period, has been reduced to less than 5% of the principal balance of the Mortgage Loans as of the Cut-off Date. Such a purchase will result in the early retirement of all the Offered Certificates. In such case, the Offered Certificates will be redeemed at par plus accrued interest.

Administrative Fees:
The sum of the “Servicing Fee” calculated at the “Servicing Fee Rate” of 0.500% per annum and the “Trustee Fee” calculated at the “Trustee Fee Rate” of [0.0062%] per annum. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 7)

Principal & Interest Advances:
The Master Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans (other than balloon loans) to the extent such amounts are deemed recoverable from the related Mortgage Loan. The Master Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Master Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Master Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Master Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and full prepayments on the Mortgage Loans.

Step-up Coupon:
If the Optional Termination is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on each of the Class A-2 Certificates and Class A-3 Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class M Certificates will increase to 1.5 times their related initial margins.

Prepayment Assumption:
Fixed Rate Mortgage Loans: A 100% prepayment assumption assumes that the outstanding principal balance of the fixed rate mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11) each month thereafter through the twelfth month of the life of such mortgage loans, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

Adjustable Rate Mortgage Loans: A 100% prepayment assumption assumes that the outstanding principal balance of the adjustable rate mortgage loans prepays at a CPR of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 2.82% CPR (precisely 31%/11) each month thereafter through the twelfth month of the life of such mortgage loans, and such rate thereafter remaining constant at 35% CPR.

Credit Enhancement:
1. Excess Spread (excluding Net Swap Payments received from the Swap Provider) from the Mortgage Loans
2. Any related payments received from the Cap Provider
3. Any related Net Swap Payments received from the Swap Provider
4. Overcollateralization
5. Subordination of the Certificates

Interest Remittance Amount:
With respect to any Distribution Date, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced in respect of the Mortgage Loans (net of Administrative Fees and any related Net Swap Payment or Swap Termination Payment owed to the Swap Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a “Swap Provider Trigger Event”)).

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 8)

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) over (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately [5.10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (1) approximately [5.10]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (2) approximately [10.20]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Mortgage Loans incurred during the related Due Period) and (y) approximately [$2,375,000] or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Offered Certificates is expected to be fully funded on the Closing Date.

Overcollateralization Increase Amount:
With respect to any Distribution Date, an amount equal to the lesser of (i) available excess cashflow from the Mortgage Loans available for payment of Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization Reduction Amount:
With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the Mortgage Loans for that Distribution Date.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to approximately [55.20]%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Class A Certificates for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the related class or classes subordinate thereto (including the Class CE Certificates) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and after reduction for Realized Losses with respect to the Mortgage Loans incurred during the related Due Period, but prior to distribution of the Principal Distribution Amount to the holders of the related Certificates then entitled to distributions of principal on such Distribution Date.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 9)

Class	Initial CE %	CE % On/After Stepdown Date

A	[27.60]%	[55.20]%
M-1	[22.20]%	[44.40]%
M-2	[18.55]%	[37.10]%
M-3	[16.35]%	[32.70]%
M-4	[12.45]%	[24.90]%
M-5	[10.80]%	[21.60]%
M-6	[9.20]%	[18.40]%
M-7	[7.80]%	[15.60]%
M-8	[6.50]%	[13.00]%
M-9	[5.10]%	[10.20]%

Trigger Event:	If either the Delinquency Test or the Cumulative Loss Test is violated.

Delinquency Test:
The Delinquency Test for the Certificates is violated on any Distribution Date if the percentage obtained by dividing (x) the aggregate outstanding principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans that are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy) by (y) the aggregate outstanding principal balance of the Mortgage Loans, in each case, as of the last day of the related Due Period, exceeds [29.00]% of the Credit Enhancement Percentage.

Cumulative Loss Test:
The Cumulative Loss Test for the Certificates is violated on any Distribution Date if the aggregate amount of Realized Losses with respect to the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

[Distribution Date Occurring in	Percentage
February 2009 through January 2010	[3.70%]
February 2010 through January 2011	[5.85%]
February 2011 through January 2012	[7.55%]
February 2012 through January 2013	[8.55%]
February 2013 and thereafter	[8.65%]

Realized Losses:
Generally, any Realized Losses on the Mortgage Loans will be absorbed first by Excess Spread, second, by the related Overcollateralization Amount, third, by the Class M Certificates in reverse numerical class designation and fourth, to the Class A Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class.

Expense Adjusted Mortgage Rate:
The applicable mortgage rate (as adjusted for the actual number of days in the related Interest Accrual Period) on each Mortgage Loan as of the first day of the related Due Period minus the sum of the (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 10)

Net WAC Rate Cap:
For any Distribution Date is the excess, if any, of (A) with respect to the Class A Certificates and Class M Certificates, the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such due date, over (B) a per annum rate equal to the sum of the Net Swap Payment payable to the Swap Provider on such Distribution Date and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement), divided by the outstanding principal balance of the Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such due date, multiplied by 12, divided by the outstanding principal balance of the Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such due date, multiplied by 12. The Net WAC Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-Through Rates:
The Pass-Through Rate with respect to each class of Offered Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 11)

Swap Agreement:
On the Closing Date, the Derivative Administrator will enter into a Swap Agreement for the benefit of the Offered Certificates with an initial notional amount of [$390,626,423]. Under the related Swap Agreement, on each Distribution Date beginning in September 2006 and ending in January 2011, the Derivative Administrator shall be obligated to pay to the Swap Provider an amount equal to [4.850]% (per annum) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, and the Derivative Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the related swap notional amount specified in the schedule below based upon an actual/360 day count convention, accrued during the related swap accrual period. Only the net amount of the two obligations above will be paid by the appropriate party (each, a “Net Swap Payment”). To the extent that the Derivative Administrator is obliged to make a related Net Swap Payment on any Distribution Date, amounts otherwise available to the related certificateholders will be applied to make a net payment to the Derivative Administrator in the same amount, for payment to the Swap Provider. The related Swap Agreement will terminate after the Distribution Date in January 2011.

Upon early termination of the related Swap Agreement, the Derivative Administrator or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the related Swap Agreement. In the event that the Derivative Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Derivative Administrator in the same amount, which amount will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to the related Certificateholders (other than a Swap Termination Payment due to a Swap Provider Trigger Event). Shown below is the swap notional amount schedule, which generally has been derived by adding (A) for the fixed rate collateral, a notional amount corresponding to 1.25x the pricing speed and (B) for the adjustable rate collateral (1) during the respective fixed rate period, a notional amount corresponding to 1.25x the pricing speed and (2) during the respective adjustable rate period, zero.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 12)

Payment Date	Swap Notional Amount ($)	Payment Date	Swap Notional Amount ($)
Sep-06	390,626,423.01	Mar-09	43,016,691.57
Oct-06	373,882,610.84	Apr-09	41,644,638.15
Nov-06	357,874,115.91	May-09	40,316,013.09
Dec-06	342,568,574.65	Jun-09	39,029,449.88
Jan-07	327,934,493.12	Jul-09	37,783,624.84
Feb-07	313,941,809.79	Aug-09	36,577,255.74
Mar-07	300,561,829.63	Sep-09	35,409,100.53
Apr-07	287,767,161.38	Oct-09	34,277,956.05
May-07	275,531,657.59	Nov-09	33,182,656.88
Jun-07	263,830,357.53	Dec-09	32,122,074.08
Jul-07	252,639,432.73	Jan-10	31,095,114.13
Aug-07	241,936,134.99	Feb-10	30,100,717.77
Sep-07	231,698,746.85	Mar-10	29,137,858.95
Oct-07	221,906,822.04	Apr-10	28,205,543.80
Nov-07	212,581,054.34	May-10	27,302,809.61
Dec-07	203,658,026.99	Jun-10	26,428,723.85
Jan-08	195,119,948.97	Jul-10	25,582,383.27
Feb-08	68,911,115.24	Aug-10	24,762,912.93
Mar-08	66,666,075.17	Sep-10	23,969,465.35
Apr-08	64,494,511.04	Oct-10	23,201,219.65
May-08	62,393,991.72	Nov-10	22,457,380.68
Jun-08	60,362,167.99	Dec-10	21,737,178.30
Jul-08	58,396,769.68	Jan-11	21,039,866.49
Aug-08	56,495,602.99
Sep-08	54,656,547.85
Oct-08	52,877,565.86
Nov-08	51,157,035.33
Dec-08	49,492,652.25
Jan-09	47,882,554.47
Feb-09	44,433,584.01

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 13)

Interest Carry Forward Amount:
For each class of Offered Certificates, and on any Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Distribution Amount:
The Interest Distribution Amount for the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by related Compensating Interest payable by the Master Servicer and any related shortfalls resulting from the application of the Relief Act.

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount for any Distribution Date and any Class A Certificates is equal to the related Interest Distribution Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Shortfall Carryover Amount:
With respect to any Distribution Date, and the Offered Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 14)

Basis Risk Shortfall:
Because each Mortgage Loan has a mortgage rate that is either fixed or adjustable, and the adjustable-rate Mortgage Loans will adjust generally based on six-month LIBOR after an initial fixed-rate period of six months, one, two, three or five years following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, “Basis Risk Shortfalls”). This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk Shortfalls occur, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from the related Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.

Interest Rate Cap Agreement:
The Class A Certificates and Class M Certificates will benefit from an interest rate cap agreement the payments on which will be available to, among other things, mitigate Basis Risk Shortfall. The interest rate cap agreement will not guarantee that any of the Class A and Class M Certificates will receive interest at a pass-through rate based upon One-Month LIBOR plus the applicable margin on any Distribution Date. The related interest rate cap agreement will terminate after the Distribution Date in August 2006. It is anticipated that the related interest rate cap agreement will include the following terms:

Payment Date	Notional Amount	Strike Rate
Feb-06	475,000,000.00	4.50
Mar-06	466,914,286.11	4.50
Apr-06	457,437,392.78	4.50
May-06	446,597,828.63	4.50
Jun-06	434,436,698.81	4.50
Jul-06	421,007,880.81	4.50
Aug-06	406,378,033.36	4.50

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 15)

Interest Payment Priority:	On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

(i)
from the Interest Remittance Amount, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates pro rata based on the amount of accrued interest payable to such classes of certificates, the Senior Interest Distribution Amount allocable to such Certificates;

(ii)	from the remaining Interest Remittance Amount, to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such Certificates;
(iii)	from the remaining Interest Remittance Amount, to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such Certificates;
(iv)	from the remaining Interest Remittance Amount, to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such Certificates;
(v)	from the remaining Interest Remittance Amount, to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such Certificates;
(vi)	from the remaining Interest Remittance Amount, to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such Certificates;
(vii)	from the remaining Interest Remittance Amount, to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such Certificates;
(viii)	from the remaining Interest Remittance Amount, to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such Certificates;
(ix)	from the remaining Interest Remittance Amount, to the holders of the Class M-8 Certificates, the Interest Distribution Amount for such Certificates; and
(x)	from the remaining Interest Remittance Amount, to the holders of the Class M-9 Certificates, the Interest Distribution Amount for such Certificates.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 16)

Principal Payment Priority:	On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

(i)
the Principal Distribution Amount sequentially to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)
to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the distributions described in (i) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)
to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the distributions described in (i) and (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)
to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii) and (iii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(v)
to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii) and (iv) above, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)
to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv) and (v) above, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)
to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v) and (vi) above, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)
to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi) and (vii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)
to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, until the Certificate Principal Balance thereof has been reduced to zero; and

(x)
to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, until the Certificate Principal Balance thereof has been reduced to zero

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 17)

Principal Payment Priority:
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

(i)
the Principal Distribution Amount sequentially to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, in that order, to the extent of the Class A Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)	to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iii)	to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)	to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(v)	to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)	to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)	to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)	to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)	to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(x)	to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 18)

Swap and Cap Payments:
Funds payable under the related Swap Agreement and the related Interest Rate Cap Agreement will be deposited into a reserve account (the “Derivative Account”).

Funds in the Derivative Account that are payable to the Swap Provider will be paid from any related available funds prior to distributions on the Offered Certificates (other than any Swap Termination Payment due to a Swap Provider Trigger Event) and will be distributed on each Distribution Date in the following order of priority:

	1)	to the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

	2)	to the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Derivative Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1)
to the holders of the Class A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;

2)
to the holders of the Class M Certificates, sequentially, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;

3)
to pay, first to the Class A Certificates on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Carryover Amounts for such Distribution Date;

4)
to pay as principal to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates to maintain the Overcollateralization Target Amount for such Distribution Date (to the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses with respect to the Mortgage Loans and to the extent not covered by Net Monthly Excess Cashflow with respect to the Mortgage Loans) distributed in the same manner and priority as the Principal Distribution Amount; and

	5)	to the party named in the Derivative Administration Agreement, any remaining amounts.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 19)

Net Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, the available distribution amount remaining after distribution of the Interest Remittance Amount and the Principal Distribution Amount as described above (“Net Monthly Excess Cashflow”) shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap Agreement and the interest rate cap agreement (other than in the case of clause (i) below):

(i)
to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;

(ii)
from Net Monthly Excess Cashflow attributable to the Interest Remittance Amount, to the holders of the Class A Certificates, in an amount equal to any Interest Carry Forward Amounts to the extent unpaid from the Interest Remittance Amount or amounts paid to the trust pursuant to the Swap Agreement and interest rate cap agreement.

(iii)	from Net Monthly Excess Cashflow attributable to the Interest Remittance Amount, to the holders of the Class A Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)
to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates;

(v)
to make payments to a reserve account, to the extent required to distribute to the holders of the Class A Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);

(vi)
to make payments to a reserve account, to the extent required to distribute to the holders of the Class M Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);

(vii)
to the holders of the Class A Certificates and Class M Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

(viii)	to the Swap Provider, any Swap Termination Payment for such Distribution Date due to a Swap Provider Trigger Event; and
(ix)	to the holders of the Class CE Certificates and Class R Certificates as provided in the Pooling and Servicing Agreement.

All amounts in respect of prepayment charges shall be distributed to the holders of the Class P Certificates and not to the Offered Certificates.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 20)

Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the sum of (a) any Net Swap Payment, or any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap Provider to the extent not paid from the Interest Remittance Amount on such Distribution Date and (b) a percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date allocated among the Principal Distribution Amount based on the amount of principal for such Distribution Date.

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 44.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Mortgage Loans incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 55.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 21)

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 22)

Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 23)

Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 24)

Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,375,000.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 25)

Class A Available Funds Cap
	Distribution	AFC	AFC		Distribution	AFC	AFC
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	7.474	22.974	39	25-Apr-09	8.100	14.058
2	25-Mar-06	6.940	22.385	40	25-May-09	8.320	14.323
3	25-Apr-06	6.269	21.646	41	25-Jun-09	8.084	14.027
4	25-May-06	6.477	21.775	42	25-Jul-09	8.303	14.291
5	25-Jun-06	6.268	21.473	43	25-Aug-09	8.068	13.996
6	25-Jul-06	6.477	21.573	44	25-Sep-09	8.062	13.982
7	25-Aug-06	6.268	21.241	45	25-Oct-09	8.280	14.388
8	25-Sep-06	6.082	20.916	46	25-Nov-09	8.046	14.088
9	25-Oct-06	6.145	20.822	47	25-Dec-09	8.264	14.353
10	25-Nov-06	6.086	20.609	48	25-Jan-10	8.030	14.054
11	25-Dec-06	6.151	20.522	49	25-Feb-10	8.022	14.036
12	25-Jan-07	6.089	20.309	50	25-Mar-10	8.737	14.923
13	25-Feb-07	6.091	20.162	51	25-Apr-10	8.006	14.137
14	25-Mar-07	6.312	20.237	52	25-May-10	8.222	14.403
15	25-Apr-07	6.094	19.875	53	25-Jun-10	7.989	14.101
16	25-May-07	6.166	19.805	54	25-Jul-10	8.205	14.365
17	25-Jun-07	6.097	19.594	55	25-Aug-10	7.973	14.063
18	25-Jul-07	6.172	19.531	56	25-Sep-10	7.984	14.065
19	25-Aug-07	6.099	19.321	57	25-Oct-10	8.201	14.330
20	25-Sep-07	6.115	19.201	58	25-Nov-10	7.969	14.028
21	25-Oct-07	7.967	20.972	59	25-Dec-10	8.184	14.290
22	25-Nov-07	7.827	20.698	60	25-Jan-11	7.952	13.989
23	25-Dec-07	7.960	20.703	61	25-Feb-11	7.997	9.718
24	25-Jan-08	7.817	20.429	62	25-Mar-11	8.849	10.751
25	25-Feb-08	7.910	12.544	63	25-Apr-11	7.984	9.695
26	25-Mar-08	8.358	12.996	64	25-May-11	8.241	10.001
27	25-Apr-08	8.080	13.152	65	25-Jun-11	7.967	9.662
28	25-May-08	8.298	13.382	66	25-Jul-11	8.224	9.968
29	25-Jun-08	8.066	13.129	67	25-Aug-11	7.950	9.630
30	25-Jul-08	8.283	13.357	68	25-Sep-11	7.941	9.619
31	25-Aug-08	8.051	13.104	69	25-Oct-11	8.197	9.924
32	25-Sep-08	8.049	13.102	70	25-Nov-11	7.924	9.587
33	25-Oct-08	8.368	13.980	71	25-Dec-11	8.179	9.890
34	25-Nov-08	8.133	13.704	72	25-Jan-12	7.907	9.554
35	25-Dec-08	8.352	13.950	73	25-Feb-12	7.898	9.538
36	25-Jan-09	8.118	13.674	74	25-Mar-12	8.433	10.184
37	25-Feb-09	8.112	13.475
38	25-Mar-09	8.840	14.310

(1) Assumes 1-month LIBOR at 4.50% and 6-month LIBOR at 4.75%, no losses and is run at the pricing speed to call.
(2) Assumes the 1-month LIBOR and 6-month LIBOR equals 20%, no losses and run at the pricing speed to call.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 26)

Subordinate Classes Available Funds Cap
	Distribution	AFC	AFC		Distribution	AFC	AFC
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	7.474	22.974	39	25-Apr-09	8.100	14.058
2	25-Mar-06	6.940	22.385	40	25-May-09	8.320	14.323
3	25-Apr-06	6.269	21.646	41	25-Jun-09	8.084	14.027
4	25-May-06	6.477	21.775	42	25-Jul-09	8.303	14.291
5	25-Jun-06	6.268	21.473	43	25-Aug-09	8.068	13.996
6	25-Jul-06	6.477	21.573	44	25-Sep-09	8.062	13.982
7	25-Aug-06	6.268	21.241	45	25-Oct-09	8.280	14.388
8	25-Sep-06	6.082	20.916	46	25-Nov-09	8.046	14.088
9	25-Oct-06	6.145	20.822	47	25-Dec-09	8.264	14.353
10	25-Nov-06	6.086	20.609	48	25-Jan-10	8.030	14.054
11	25-Dec-06	6.151	20.522	49	25-Feb-10	8.022	14.036
12	25-Jan-07	6.089	20.309	50	25-Mar-10	8.737	14.923
13	25-Feb-07	6.091	20.162	51	25-Apr-10	8.006	14.137
14	25-Mar-07	6.312	20.237	52	25-May-10	8.222	14.403
15	25-Apr-07	6.094	19.875	53	25-Jun-10	7.989	14.101
16	25-May-07	6.166	19.805	54	25-Jul-10	8.205	14.365
17	25-Jun-07	6.097	19.594	55	25-Aug-10	7.973	14.063
18	25-Jul-07	6.172	19.531	56	25-Sep-10	7.984	14.065
19	25-Aug-07	6.099	19.321	57	25-Oct-10	8.201	14.330
20	25-Sep-07	6.115	19.201	58	25-Nov-10	7.969	14.028
21	25-Oct-07	7.967	20.972	59	25-Dec-10	8.184	14.290
22	25-Nov-07	7.827	20.698	60	25-Jan-11	7.952	13.989
23	25-Dec-07	7.960	20.703	61	25-Feb-11	7.997	9.718
24	25-Jan-08	7.817	20.429	62	25-Mar-11	8.849	10.751
25	25-Feb-08	7.910	12.544	63	25-Apr-11	7.984	9.695
26	25-Mar-08	8.358	12.996	64	25-May-11	8.241	10.001
27	25-Apr-08	8.080	13.152	65	25-Jun-11	7.967	9.662
28	25-May-08	8.298	13.382	66	25-Jul-11	8.224	9.968
29	25-Jun-08	8.066	13.129	67	25-Aug-11	7.950	9.630
30	25-Jul-08	8.283	13.357	68	25-Sep-11	7.941	9.619
31	25-Aug-08	8.051	13.104	69	25-Oct-11	8.197	9.924
32	25-Sep-08	8.049	13.102	70	25-Nov-11	7.924	9.587
33	25-Oct-08	8.368	13.980	71	25-Dec-11	8.179	9.890
34	25-Nov-08	8.133	13.704	72	25-Jan-12	7.907	9.554
35	25-Dec-08	8.352	13.950	73	25-Feb-12	7.898	9.538
36	25-Jan-09	8.118	13.674	74	25-Mar-12	8.433	10.184
37	25-Feb-09	8.112	13.475
38	25-Mar-09	8.840	14.310

(1)Assumes 1-month LIBOR at 4.50% and 6-month LIBOR at 4.75% no losses and is run at the pricing speed to call.
(2) Assumes the 1-month LIBOR and 6-month LIBOR equals 20%, no losses and run at the pricing speed to call.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 27)

Excess Spread Before Losses (Basis Points)
	Distribution				Distribution
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-Feb-06	253	258	39	25-Apr-09	354	342
2	25-Mar-06	223	223	40	25-May-09	368	355
3	25-Apr-06	178	179	41	25-Jun-09	359	346
4	25-May-06	193	194	42	25-Jul-09	371	358
5	25-Jun-06	178	179	43	25-Aug-09	360	346
6	25-Jul-06	193	194	44	25-Sep-09	360	345
7	25-Aug-06	178	179	45	25-Oct-09	371	359
8	25-Sep-06	160	160	46	25-Nov-09	360	346
9	25-Oct-06	161	161	47	25-Dec-09	370	357
10	25-Nov-06	161	160	48	25-Jan-10	358	344
11	25-Dec-06	162	162	49	25-Feb-10	358	343
12	25-Jan-07	161	160	50	25-Mar-10	390	376
13	25-Feb-07	162	160	51	25-Apr-10	356	343
14	25-Mar-07	166	165	52	25-May-10	367	353
15	25-Apr-07	162	161	53	25-Jun-10	355	341
16	25-May-07	164	163	54	25-Jul-10	365	351
17	25-Jun-07	163	162	55	25-Aug-10	353	339
18	25-Jul-07	165	164	56	25-Sep-10	355	340
19	25-Aug-07	164	163	57	25-Oct-10	365	352
20	25-Sep-07	166	165	58	25-Nov-10	353	339
21	25-Oct-07	345	343	59	25-Dec-10	364	350
22	25-Nov-07	342	340	60	25-Jan-11	352	338
23	25-Dec-07	345	343	61	25-Feb-11	357	333
24	25-Jan-08	342	339	62	25-Mar-11	402	381
25	25-Feb-08	351	342	63	25-Apr-11	356	332
26	25-Mar-08	373	363	64	25-May-11	370	347
27	25-Apr-08	371	359	65	25-Jun-11	355	331
28	25-May-08	381	369	66	25-Jul-11	369	346
29	25-Jun-08	371	358	67	25-Aug-11	353	330
30	25-Jul-08	381	369	68	25-Sep-11	352	329
31	25-Aug-08	371	357	69	25-Oct-11	366	344
32	25-Sep-08	371	358	70	25-Nov-11	350	327
33	25-Oct-08	392	381	71	25-Dec-11	364	342
34	25-Nov-08	382	370	72	25-Jan-12	348	325
35	25-Dec-08	393	381	73	25-Feb-12	347	324
36	25-Jan-09	382	370	74	25-Mar-12	377	355
37	25-Feb-09	383	370
38	25-Mar-09	400	388

(1) Assumes 1-month LIBOR at 4.50% and 6-month LIBOR at 4.75% no losses and is run at the pricing speed to call.
(2) Assumes the Forward LIBOR curve and run at the pricing speed to call.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 28)

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

Please note that all pool characteristics are approximate and are subject to a +/- 10% variance. Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$496,724,455
Number of Loans	2,072
Average Current Loan Balance	$239,732	$30,368	$694,911
(1) Original Loan-to-Value Ratio	82.70%	16.67%	100.00%
Original Combined Loan-to-Value Ratio	85.79%	16.67%	100.00%
(1) Mortgage Rate	6.98363%	5.1500%	10.9000%
(1) Net Mortgage Rate	6.4774%	4.6438%	10.3938%
(1) (3) Note Margin	5.3838%	2.9900%	7.0000%
(1) (3) Maximum Mortgage Rate	13.2274%	11.4000%	16.5000%
(1) (3) Minimum Mortgage Rate	7.0090%	5.2500%	10.0500%
(1) (3) Term to Next Rate Adjustment (months)	20	17	57
(1) Original Term to Stated Maturity (months)	358	180	360
(1) Age (months)	4	2	8
(1) Remaining Term to Stated Maturity (months)	354	173	358
(1) (2) Credit Score	604	500	809
(1) Weighted Average, min and max reflect loan to value for first liens and combined loan to value for second liens.
(2) 100.00% of Mortgage Loans have Credit Scores.
(3) Adjustable Rate Loans Only

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	FIXED	27.75%
	LIBOR 2/6 ARM	52.21%
	LIBOR 2/6 ARM (10YR STEP AMORT.)	2.41%
	LIBOR 2/6 ARM INTEREST ONLY	15.57%
	LIBOR 3/6 ARM	0.84%
	LIBOR 3/6 ARM INTEREST ONLY	0.29%
	LIBOR 5/6 ARM	0.94%

Lien	First	100.00%

Property Type (Over 5%)	Two- to four- family units	5.30%
	Condominium	9.67%
	Planned Unit Developments (attached)	10.68%
	Single-family detached	74.35%

Geographic Distribution	California	52.95%
42 States (including DC)	Florida	12.81%
	Maryland	5.75%

Documentation Type	Full/Alternative	54.35%
	Lite Doc	9.57%
	Stated Income	36.09%

Loans with Prepayment Penalties		91.37%
Loans with Interest Only Period		15.85%

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 29)

Credit Score Distribution of Total Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
500 - 519	156	29,929,912	6.03	191,858	76.45	61.40	0.00
520 - 539	179	39,343,909	7.92	219,798	80.05	59.66	0.00
540 - 559	230	49,714,747	10.01	216,151	80.28	48.96	0.00
560 - 579	226	52,784,954	10.63	233,562	81.45	54.13	0.00
580 - 599	269	61,549,835	12.39	228,810	83.06	47.52	6.12
600 - 619	352	92,706,790	18.66	263,372	82.48	38.28	26.91
620 - 639	217	53,133,540	10.70	244,855	85.47	63.43	25.63
640 - 659	143	38,344,684	7.72	268,145	86.34	64.05	30.90
660 - 679	122	38,015,876	7.65	311,606	84.34	65.01	38.02
680 - 699	63	14,433,483	2.91	229,103	86.34	77.73	31.92
700 - 719	41	8,257,987	1.66	201,414	88.44	70.78	26.77
720 - 739	32	8,512,453	1.71	266,014	83.80	60.63	24.36
740 - 759	23	5,390,651	1.09	234,376	85.58	39.39	7.12
760 - 779	7	2,296,110	0.46	328,016	79.20	51.43	21.65
780 - 799	6	1,234,533	0.25	205,756	83.15	70.91	0.00
800 - 819	6	1,074,991	0.22	179,165	89.41	100.00	31.57
TOTAL:	2,072	496,724,455	100.00	239,732	82.70	54.35	15.85

Debt-to-Income Ratios of Total Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.01% - 5.00%	1	219,852	0.04	219,852	580	90.00	100.00	0.00
5.01% - 10.00%	3	429,315	0.09	143,105	569	86.67	68.69	0.00
10.01% - 15.00%	16	2,490,382	0.50	155,649	628	84.14	63.90	19.15
15.01% - 20.00%	38	6,762,538	1.36	177,962	605	84.84	62.74	13.88
20.01% - 25.00%	86	12,812,392	2.58	148,981	608	80.49	60.37	6.70
25.01% - 30.00%	123	23,414,953	4.71	190,365	612	80.95	59.62	21.25
30.01% - 35.00%	208	45,833,550	9.23	220,354	605	82.67	61.91	17.50
35.01% - 40.00%	328	74,954,607	15.09	228,520	612	83.27	51.18	18.35
40.01% - 45.00%	494	123,664,667	24.90	250,333	605	83.58	48.30	16.57
45.01% - 50.00%	664	177,591,536	35.75	267,457	599	82.52	55.26	14.76
50.01% - 55.00%	111	28,550,663	5.75	257,213	586	80.19	60.61	10.62
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 30)

Original Mortgage Loan Principal Balances of Total Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	275	21,411,591	4.31	77,860	592	83.23	69.11	1.59
$100,001 - $200,000	679	100,309,979	20.19	147,732	595	81.58	60.35	6.68
$200,001 - $300,000	497	123,237,807	24.81	247,963	597	81.62	50.89	10.33
$300,001 - $400,000	365	125,294,040	25.22	343,271	604	83.99	52.71	21.44
$400,001 - $500,000	159	71,517,654	14.40	449,797	616	83.48	50.89	24.05
$500,001 - $600,000	77	42,031,371	8.46	545,862	622	83.02	49.88	27.60
$600,001 - $700,000	20	12,922,014	2.60	646,101	614	82.88	65.63	25.55
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

Net Mortgage Rates of Total Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.5000% - 4.9999%	19	5,959,900	1.20	313,679	639	77.47	88.42	52.12
5.0000% - 5.4999%	176	51,016,553	10.27	289,867	650	79.02	76.70	34.48
5.5000% - 5.9999%	360	94,379,291	19.00	262,165	624	80.00	65.58	27.78
6.0000% - 6.4999%	598	154,630,373	31.13	258,579	605	83.34	47.60	12.80
6.5000% - 6.9999%	369	85,859,312	17.29	232,681	587	84.98	51.72	7.35
7.0000% - 7.4999%	356	68,974,414	13.89	193,748	576	84.52	47.33	6.20
7.5000% - 7.9999%	104	21,332,394	4.29	205,119	566	83.79	30.26	3.74
8.0000% - 8.4999%	61	9,665,217	1.95	158,446	567	84.96	44.36	3.62
8.5000% - 8.9999%	19	3,565,617	0.72	187,664	578	86.33	42.19	8.83
9.0000% - 9.4999%	8	1,091,953	0.22	136,494	514	78.17	65.21	0.00
9.5000% - 9.9999%	1	201,937	0.04	201,937	501	75.00	0.00	0.00
10.0000% - 10.4999%	1	47,493	0.01	47,493	558	85.00	100.00	0.00
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 31)

Mortgage Rates of Total Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.0000% - 5.4999%	9	2,733,785	0.55	303,754	628	74.08	85.64	68.26
5.5000% - 5.9999%	163	48,942,845	9.85	300,263	649	79.44	79.21	36.44
6.0000% - 6.4999%	270	71,752,526	14.45	265,750	630	79.34	66.64	29.36
6.5000% - 6.9999%	687	176,732,571	35.58	257,253	607	83.01	50.55	14.39
7.0000% - 7.4999%	285	68,439,102	13.78	240,137	587	84.79	51.43	8.69
7.5000% - 7.9999%	437	87,841,254	17.68	201,010	578	84.60	47.50	5.32
8.0000% - 8.4999%	111	21,818,983	4.39	196,567	568	83.99	34.17	3.35
8.5000% - 8.9999%	76	12,669,973	2.55	166,710	572	84.53	39.04	6.89
9.0000% - 9.4999%	19	3,145,011	0.63	165,527	566	85.17	36.58	0.00
9.5000% - 9.9999%	13	2,398,974	0.48	184,536	549	82.79	48.42	13.13
10.0000% - 10.4999%	1	201,937	0.04	201,937	501	75.00	0.00	0.00
10.5000% - 10.9999%	1	47,493	0.01	47,493	558	85.00	100.00	0.00
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

*Original Loan-to-Value Ratios of Total Mortgage Loans
*(Ratios below reflect loan to value for first liens and combined loan to value for second liens)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
15.01% - 20.00%	1	79,696	0.02	79,696	641	100.00	0.00
20.01% - 25.00%	1	53,539	0.01	53,539	500	100.00	0.00
25.01% - 30.00%	3	398,121	0.08	132,707	606	0.00	0.00
30.01% - 35.00%	6	995,704	0.20	165,951	592	53.67	0.00
35.01% - 40.00%	14	2,116,261	0.43	151,162	563	39.23	0.00
40.01% - 45.00%	8	1,170,453	0.24	146,307	605	42.75	24.77
45.01% - 50.00%	12	2,149,501	0.43	179,125	603	69.44	10.12
50.01% - 55.00%	22	4,403,901	0.89	200,177	576	32.85	0.00
55.01% - 60.00%	35	7,625,727	1.54	217,878	580	44.55	7.36
60.01% - 65.00%	51	11,315,452	2.28	221,872	570	50.74	13.52
65.01% - 70.00%	88	19,600,938	3.95	222,738	587	47.84	4.96
70.01% - 75.00%	145	34,386,211	6.92	237,146	576	46.23	3.83
75.01% - 80.00%	512	138,842,107	27.95	271,176	613	48.74	23.78
80.01% - 85.00%	379	90,986,808	18.32	240,071	576	49.00	9.03
85.01% - 90.00%	456	105,629,887	21.27	231,644	610	56.89	11.24
90.01% - 95.00%	268	62,587,828	12.60	233,537	633	79.20	31.59
95.01% - 100.00%	71	14,382,323	2.90	202,568	651	60.33	6.78
TOTAL:	2,072	496,724,455	100.00	239,732	604	54.35	15.85

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 32)

*Original Combined Loan-to-Value Ratios of Total Mortgage Loans
*(Ratios below reflect combined loan to value for first liens and combined loan to value for second liens)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
15.01% - 20.00%	1	79,696	0.02	79,696	641	100.00	0.00
20.01% - 25.00%	1	53,539	0.01	53,539	500	100.00	0.00
25.01% - 30.00%	3	398,121	0.08	132,707	606	0.00	0.00
30.01% - 35.00%	6	995,704	0.20	165,951	592	53.67	0.00
35.01% - 40.00%	14	2,116,261	0.43	151,162	563	39.23	0.00
40.01% - 45.00%	8	1,170,453	0.24	146,307	605	42.75	24.77
45.01% - 50.00%	12	2,149,501	0.43	179,125	603	69.44	10.12
50.01% - 55.00%	22	4,403,901	0.89	200,177	576	32.85	0.00
55.01% - 60.00%	35	7,625,727	1.54	217,878	580	44.55	7.36
60.01% - 65.00%	51	11,315,452	2.28	221,872	570	50.74	13.52
65.01% - 70.00%	86	19,302,249	3.89	224,445	585	48.58	5.04
70.01% - 75.00%	144	34,311,983	6.91	238,278	576	46.11	3.84
75.01% - 80.00%	268	64,479,540	12.98	240,595	586	50.23	8.65
80.01% - 85.00%	364	88,123,932	17.74	242,099	576	50.01	9.32
85.01% - 90.00%	438	102,711,893	20.68	234,502	610	56.47	11.26
90.01% - 95.00%	294	69,292,545	13.95	235,689	631	75.30	29.02
95.01% - 100.00%	325	88,193,959	17.76	271,366	637	49.93	32.19
TOTAL:	2,072	496,724,455	100.00	239,732	604	54.35	15.85

Geographic Distribution of Mortgaged Properties of Total Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	805	263,022,005	52.95	326,735	608	81.38	49.30	24.22
Florida	331	63,654,796	12.81	192,311	604	82.92	44.38	9.59
Maryland	122	28,565,248	5.75	234,141	594	82.60	67.34	6.36
Other(1)	814	141,482,406	28.48	173,811	596	85.06	65.60	5.03
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

1) Other includes states and the District of Columbia with fewer than 5% concentrations individually.

Mortgage Loan Purpose of Total Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	1,475	350,537,659	70.57	237,653	595	81.94	56.71	14.03
Purchase	481	123,869,104	24.94	257,524	629	84.71	44.00	23.23
Rate/Term Refinance	116	22,317,692	4.49	192,394	595	83.31	74.62	3.60
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 33)

Mortgage Loan Documentation Type of Total Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	1,180	269,949,916	54.35	228,771	606	83.91	100.00	23.88
Lite	204	47,523,597	9.57	232,959	600	85.55	0.00	14.37
Stated Income	688	179,250,942	36.09	260,539	600	80.10	0.00	4.15
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

Occupancy Types of Total Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	204	35,646,409	7.18	174,737	644	83.26	57.28	0.00
Primary Residence	1,843	455,266,116	91.65	247,024	600	82.67	54.39	17.12
Second/Vacation	25	5,811,929	1.17	232,477	598	81.56	33.16	14.14
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

Mortgaged Property Types of Total Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	114	26,302,202	5.30	230,721	623	80.45	52.30	10.36
Condominium	223	48,028,628	9.67	215,375	619	82.92	55.31	22.24
Planned Unit Developments (attached)	205	53,071,598	10.68	258,886	602	84.16	57.85	13.33
Single-family detached	1,530	369,322,027	74.35	241,387	600	82.62	53.86	15.78
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 34)

Prepayment Penalty Terms of Total Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	203	42,864,611	8.63	211,156	612	83.60	45.02	8.47
6 Months	4	584,955	0.12	146,239	561	85.33	71.35	0.00
12 Months	165	44,422,933	8.94	269,230	617	83.78	64.93	24.69
24 Months	1,040	274,976,949	55.36	264,401	599	83.16	47.80	22.86
36 Months	660	133,875,007	26.95	202,841	606	81.09	67.19	0.97
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

Interest Only Terms of Total Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	1,834	417,979,199	84.15	227,906	596	82.32	49.16	0.00
60 Months	238	78,745,256	15.85	330,862	642	84.68	81.88	100.00
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

Mortgage Insurance Coverage of Total Mortgage Loans

Mortgage Insurance	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85
LTV > 80 without MI	1,174	273,586,845	55.08	233,038	606	89.48	59.55	14.93
LTV < or equal to 80	898	223,137,610	44.92	248,483	600	74.38	47.96	16.99
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	54.35	15.85

Subordinate Financing of Total Mortgage Loans

Subsequent Second Lien	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	2,072	496,724,455	100.00	239,732	604	82.70	85.79	54.35	15.85
No	1,787	414,835,449	83.51	232,141	598	83.11	83.11	55.90	12.29
Yes	285	81,889,006	16.49	287,330	633	80.58	99.36	46.48	33.89
TOTAL:	2,072	496,724,455	100.00	239,732	604	82.70	85.79	54.35	15.85

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 35)

DESCRIPTION OF THE COLLATERAL

INTEREST ONLY MORTGAGE LOANS

Please note that all pool characteristics are approximate and are subject to a +/- 10% variance. Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$78,745,256
Number of Loans	238
Average Current Loan Balance	$330,862	$76,498	$680,000
(1) Original Loan-to-Value Ratio	84.68%	43.94%	100.00%
Original Combined Loan-to-Value Ratio	91.66%	43.94%	100.00%
(1) Mortgage Rate	6.5100%	5.2500%	9.5000%
(1) Net Mortgage Rate	6.0038%	4.7438%	8.9938%
(1) (3) Note Margin	5.3007%	5.2500%	6.0000%
(1) (3) Maximum Mortgage Rate	13.5056%	12.1250%	16.5000%
(1) (3) Minimum Mortgage Rate	6.5100%	5.2500%	9.5000%
(1) (3) Term to Next Rate Adjustment (months)	20	18	32
(1) Original Term to Stated Maturity (months)	360	360	360
(1) Age (months)	4	3	6
(1) Remaining Term to Stated Maturity (months)	356	354	357
(1) (2) Credit Score	642	582	809
(1) Weighted Average, min and max reflect loan to value for first liens and combined loan to value for second liens.
(2) 100.00% of Mortgage Loans have Credit Scores. (3) Adjustable Rate Loans Only

		Percent of Cut-off Date
Range		Principal Balance
Product Type	LIBOR 2/6 ARM INTEREST ONLY	98.19%
LIBOR 3/6 ARM INTEREST ONLY		1.81%

Lien	First	100.00%

Property Type (Over 5%)	Two- to four- family units	3.46%
Condominium		13.56%
Planned Unit Developments (attached)		8.98%
Single-family detached		73.99%

Geographic Distribution	California	80.90%
15 States (including DC)	Florida	7.75%

Documentation Type	Full/Alternative	81.88%
Lite		8.67%
Stated Income		9.45%

Loans with Prepayment Penalties		95.39%
Loans with Interest Only Period		100.00%

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 36)

Credit Score Distribution of Interest Only Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
580 - 599	16	3,767,636	4.78	235,477	84.62	100.00	100.00
600 - 619	76	24,945,580	31.68	328,231	83.28	63.13	100.00
620 - 639	43	13,619,318	17.30	316,728	86.04	91.51	100.00
640 - 659	36	11,848,852	15.05	329,135	84.28	92.25	100.00
660 - 679	37	14,452,706	18.35	390,614	85.07	87.59	100.00
680 - 699	14	4,606,907	5.85	329,065	89.33	100.00	100.00
700 - 719	7	2,210,354	2.81	315,765	86.07	91.70	100.00
720 - 739	5	2,073,503	2.63	414,701	83.78	74.80	100.00
740 - 759	1	384,000	0.49	384,000	80.00	100.00	100.00
760 - 779	1	497,000	0.63	497,000	78.76	0.00	100.00
800 - 819	2	339,400	0.43	169,700	77.30	100.00	100.00
TOTAL:	238	78,745,256	100.00	330,862	84.68	81.88	100.00

Debt-to-Income Ratios of Interest Only Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
10.01% - 15.00%	2	477,000	0.61	238,500	731	79.77	100.00	100.00
15.01% - 20.00%	4	938,849	1.19	234,712	674	80.38	71.35	100.00
20.01% - 25.00%	5	858,563	1.09	171,713	642	78.00	82.76	100.00
25.01% - 30.00%	18	4,974,614	6.32	276,367	634	81.00	62.60	100.00
30.01% - 35.00%	25	8,020,189	10.18	320,808	640	85.92	88.56	100.00
35.01% - 40.00%	44	13,755,563	17.47	312,626	655	86.15	59.77	100.00
40.01% - 45.00%	59	20,485,129	26.01	347,206	630	84.63	87.61	100.00
45.01% - 50.00%	74	26,203,862	33.28	354,106	645	84.95	90.83	100.00
50.01% - 55.00%	7	3,031,488	3.85	433,070	639	82.67	80.21	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 37)

Original Mortgage Loan Principal Balances of Interest Only Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	4	341,498	0.43	85,375	647	80.65	52.71	100.00
$100,001 - $200,000	42	6,701,441	8.51	159,558	635	83.01	65.07	100.00
$200,001 - $300,000	50	12,735,214	16.17	254,704	635	81.74	84.97	100.00
$300,001 - $400,000	78	26,865,021	34.12	344,423	639	86.50	80.51	100.00
$400,001 - $500,000	38	17,199,118	21.84	452,608	647	84.44	86.69	100.00
$500,001 - $600,000	21	11,600,814	14.73	552,420	652	84.89	85.36	100.00
$600,001 - $700,000	5	3,302,150	4.19	660,430	649	85.45	80.92	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

Net Mortgage Rates of Interest Only Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.5000% - 4.9999%	8	3,106,379	3.94	388,297	648	78.68	87.36	100.00
5.0000% - 5.4999%	50	17,592,282	22.34	351,846	658	81.79	88.39	100.00
5.5000% - 5.9999%	78	26,214,077	33.29	336,078	644	82.56	84.03	100.00
6.0000% - 6.4999%	64	19,785,382	25.13	309,147	628	87.07	79.86	100.00
6.5000% - 6.9999%	21	6,306,639	8.01	300,316	643	90.07	74.04	100.00
7.0000% - 7.4999%	13	4,277,393	5.43	329,030	622	91.29	72.23	100.00
7.5000% - 7.9999%	2	798,000	1.01	399,000	689	95.00	34.52	100.00
8.0000% - 8.4999%	1	350,105	0.44	350,105	646	95.00	100.00	100.00
8.5000% - 8.9999%	1	315,000	0.40	315,000	602	95.31	0.00	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 38)

Mortgage Rates of Interest Only Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.0000% - 5.4999%	5	1,865,979	2.37	373,196	635	77.18	78.96	100.00
5.5000% - 5.9999%	50	17,836,682	22.65	356,734	660	81.64	88.55	100.00
6.0000% - 6.4999%	62	21,069,984	26.76	339,838	647	81.35	88.11	100.00
6.5000% - 6.9999%	81	25,430,975	32.30	313,963	629	86.92	77.72	100.00
7.0000% - 7.4999%	21	5,947,239	7.55	283,202	632	91.46	80.83	100.00
7.5000% - 7.9999%	14	4,675,445	5.94	333,960	637	90.66	63.96	100.00
8.0000% - 8.4999%	2	731,348	0.93	365,674	609	85.65	100.00	100.00
8.5000% - 8.9999%	2	872,605	1.11	436,303	701	95.00	40.12	100.00
9.5000% - 9.9999%	1	315,000	0.40	315,000	602	95.31	0.00	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

*Original Loan-to-Value Ratios of Interest Only Mortgage Loans
*(Ratios below reflect loan to value for first liens and combined loan to value for second liens)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
40.01% - 45.00%	1	289,924	0.37	289,924	606	0.00	100.00
45.01% - 50.00%	1	217,500	0.28	217,500	663	100.00	100.00
55.01% - 60.00%	3	561,000	0.71	187,000	596	44.56	100.00
60.01% - 65.00%	5	1,529,791	1.94	305,958	609	42.16	100.00
65.01% - 70.00%	4	972,000	1.23	243,000	637	49.59	100.00
70.01% - 75.00%	4	1,316,151	1.67	329,038	657	100.00	100.00
75.01% - 80.00%	99	33,022,206	41.94	333,558	649	88.16	100.00
80.01% - 85.00%	22	8,213,531	10.43	373,342	632	64.11	100.00
85.01% - 90.00%	39	11,873,736	15.08	304,455	632	81.24	100.00
90.01% - 95.00%	57	19,774,417	25.11	346,920	646	85.38	100.00
95.01% - 100.00%	3	975,000	1.24	325,000	636	67.69	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	81.88	100.00

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 39)

*Original Combined Loan-to-Value Ratios of Interest Only Mortgage Loans
*(Ratios below reflect combined loan to value for first liens and combined loan to value for second liens)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
40.01% - 45.00%	1	289,924	0.37	289,924	606	0.00	100.00
45.01% - 50.00%	1	217,500	0.28	217,500	663	100.00	100.00
55.01% - 60.00%	3	561,000	0.71	187,000	596	44.56	100.00
60.01% - 65.00%	5	1,529,791	1.94	305,958	609	42.16	100.00
65.01% - 70.00%	4	972,000	1.23	243,000	637	49.59	100.00
70.01% - 75.00%	4	1,316,151	1.67	329,038	657	100.00	100.00
75.01% - 80.00%	17	5,577,842	7.08	328,108	627	68.84	100.00
80.01% - 85.00%	22	8,213,531	10.43	373,342	632	64.11	100.00
85.01% - 90.00%	38	11,567,836	14.69	304,417	631	80.74	100.00
90.01% - 95.00%	58	20,110,417	25.54	346,731	646	85.62	100.00
95.01% - 100.00%	85	28,389,264	36.05	333,991	653	91.24	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	81.88	100.00

Geographic Distribution of Mortgaged Properties of Interest Only Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	177	63,707,249	80.90	359,928	642	84.12	80.76	100.00
Florida	26	6,102,277	7.75	234,703	636	86.78	80.11	100.00
Other(1)	35	8,935,730	11.34	255,307	645	87.23	91.10	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

1) Other includes states and the District of Columbia with fewer than 5% concentrations individually.

Mortgage Loan Purpose of Interest Only Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	150	49,168,394	62.44	327,789	634	85.56	76.41	100.00
Purchase	85	28,773,362	36.54	338,510	656	83.26	91.36	100.00
Rate/Term Refinance	3	803,500	1.02	267,833	646	81.70	77.36	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 40)

Mortgage Loan Documentation Type of Interest Only Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	190	64,476,708	81.88	339,351	645	85.06	100.00	100.00
Lite	23	6,827,805	8.67	296,861	639	88.86	0.00	100.00
Stated Income	25	7,440,744	9.45	297,630	626	77.54	0.00	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

Occupancy Types of Interest Only Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Primary Residence	235	77,923,373	98.96	331,589	642	84.57	81.69	100.00
Second Home	3	821,883	1.04	273,961	638	94.99	100.00	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

Mortgaged Property Types of Interest Only Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	6	2,725,500	3.46	454,250	662	85.55	80.83	100.00
Condominium	38	10,680,304	13.56	281,061	644	84.92	82.63	100.00
Planned Unit Developments (attached)	22	7,073,135	8.98	321,506	653	85.74	90.80	100.00
Single-family detached	172	58,266,318	73.99	338,758	640	84.46	80.71	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 41)

Prepayment Penalty Terms of Interest Only Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	12	3,630,937	4.61	302,578	658	85.06	63.25	100.00
12 Months	33	10,967,301	13.93	332,342	641	86.82	100.00	100.00
24 Months	189	62,847,367	79.81	332,526	641	84.31	79.42	100.00
36 Months	4	1,299,651	1.65	324,913	653	83.25	100.00	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

Interest Only Terms of Interest Only Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
60 Months	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

Mortgage Insurance Coverage of Interest Only Mortgage Loans

Mortgage Insurance	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00
LTV > 80 w/out MI	121	40,836,684	51.86	337,493	639	91.08	79.47	100.00
LTV < or equal to 80	117	37,908,572	48.14	324,005	646	77.77	84.47	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	81.88	100.00

Subordinate Financing of Interest Only Mortgage Loans

Subsequent Second Lien	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	238	78,745,256	100.00	330,862	642	84.68	91.66	81.88	100.00
No	155	50,994,992	64.76	329,000	636	87.19	87.19	76.28	100.00
Yes	83	27,750,264	35.24	334,341	653	80.06	99.87	92.17	100.00
TOTAL:	238	78,745,256	100.00	330,862	642	84.68	91.66	81.88	100.00

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BSABS 2006-PC1
Computational Materials (Page 42)

Contact Information

Contacts

MBS Trading

Scott Eichel	Tel: (212) 272-5451
Sr. Managing Director	seichel@bear.com

Chris Scott	Tel: (212) 272-5451
Sr. Managing Director	cscott@bear.com

MBS Structuring

Keith Lind	Tel: (212) 272-5451
Managing Director	klind@bear.com

MBS Banking

Ernie Calabrese	Tel: (212) 272-9529
Managing Director	ecalabrese@bear.com

Robert Durden	Tel: (212) 272-5714
Vice-President	rdurden@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Senior Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Associate Director	award@bear.com

Rating Agencies

Dan Tegen- S&P	Tel: (212) 438-8432
daniel_tegen@standardandpoors.com

Todd Swanson - Moody’s	Tel: (415) 274-1714
TODD.SWANSON@MOODYS.COM

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.